UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2024
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7373 Wisconsin Avenue, 22nd Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market
Depositary shares of 7.75% Series G Fixed-Rate Reset Cumulative Redeemable Preferred Stock	AGNCL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 18, 2024, AGNC Mortgage Management, LLC (“AMM”) entered into an amended and restated employment agreement (the “Agreement”) with Gary Kain, Executive Chair of AGNC Investment Corp. (the “Company”). The Agreement, which will become effective on January 1, 2025, revises the following terms from Mr. Kain’s prior employment agreement dated December 10, 2020.

Term: An initial term of 12 months, beginning on January 1, 2025 and ending on December 31, 2025, which automatically renews for successive one-year terms beginning on January 1, 2026 and on each anniversary thereafter unless Mr. Kain or the Board of Directors of the Company (the “Board”) provide written notice to the other party at least 90 days prior to any such renewal that the employment period will not be extended.

Annual Cash Bonus: Mr. Kain will be eligible to receive an annual cash bonus having a target value of $1,800,000 for 2025 and for each calendar year thereafter. Payment of this bonus will be based on the achievement of specified annual performance measures set by the Compensation and Corporate Governance Committee of the Board (the “Compensation Committee”) and may range from 0%-200% of target value.

Annual Long-Term Incentive Award: Subject to approval by the Board, Mr. Kain is entitled to receive annual long-term incentive awards with respect to shares of common stock of the Company with a fair market value (at target on the date of the grant) of $2,100,000. 67% of these awards will vest based upon the achievement of specified performance metrics determined by the Compensation Committee measured over a three-year performance period, and payout of these awards may range from 0% to 200% of the target shares based on actual performance. The remaining 33% of such awards will vest annually over a three-year period.

The remaining operative terms of Mr. Kain’s employment agreement, including base salary, payments upon a termination or separation of service, and restrictive covenants, are unchanged.

The description above is qualified in its entirety by reference to Mr. Kain’s Sixth Amended and Restated Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated July 18, 2024, by and between AGNC Mortgage Management, LLC and Gary Kain
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: July 19, 2024	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Executive Vice President, Chief Compliance Officer, General Counsel and Secretary